UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined below) of ZyVersa Therapeutics, Inc. (the “Company”), stockholders approved an amendment and restatement of the Company’s 2022 Omnibus Equity Incentive Plan (as amended and restated, the “Amended and Restated Equity Incentive Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 100,000 shares to 382,122 shares.

The foregoing description of the Amended and Restated Equity Incentive Plan is qualified in its entirety by reference to the text of the Amended and Restated Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 11, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). On April 15, 2025, the record date for the Annual Meeting, there were 3,619,456 shares of the Company’s common stock outstanding and entitled to vote. Proxies were submitted by stockholders representing approximately 40% of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on five Proposals, each of which is described in more detail in the proxy statement for the Annual Meeting.

The following is a brief description of each matter voted upon and the results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.

Proposal No. 1. Election of Class III Directors.

With respect to Proposal No. 1, stockholders elected the Class III director nominees (Stephen C. Glover and Robert G. Finizio), each to hold office for a term of three years and until a successor is duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen C. Glover	365,401	122,094	959,217
Robert G. Finizio	384,555	102,940	959,217

Proposal No. 2. Ratification of Auditors.

With respect to Proposal No. 2, stockholders ratified the selection of CBIZ CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,305,570	40,391	100,751	-

Proposal No. 3. Approval of Amendment and Restatement of 2022 Omnibus Equity Incentive Plan.

With respect to Proposal No. 3, stockholders approved the Amended and Restated Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 100,000 shares to 382,122 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
272,612	126,520	88,363	959,217

Proposal No. 4. Approval of Issuance of Shares of Common Stock Issuable Upon Exercise of Certain Warrants.

With respect to Proposal No. 4, stockholders approved the issuance of up to an aggregate of 1,637,000 shares of the Company’s common stock issuable upon the exercise of certain warrants to purchase the Company’s common stock issued in November 2024, in accordance with Nasdaq Listing Rule 5635(d). The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
271,782	127,143	88,570	959,217

Proposal No. 5. Approval of Issuance of Shares of Common Stock Issuable Upon Exercise of Certain Warrants.

With respect to Proposal No. 5, stockholders approved the issuance of up to an aggregate of 2,105,265 shares of the Company’s common stock issuable upon the exercise of certain warrants to purchase the Company’s common stock issued in March 2025, in accordance with Nasdaq Listing Rule 5635(d). The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
270,634	126,441	90,420	959,217

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated ZyVersa Therapeutics, Inc. 2022 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYVERSA THERAPEUTICS, INC.

June 12, 2025	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer